UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2023

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39184	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane, Suite 650, Dallas, TX	75225
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWKH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 28, 2023, SWK Holdings Corporation (the “Company”) entered into an Underwriting Agreement with B. Riley Securities, Inc. as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), providing for, among other things, the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $30,000,000 in aggregate principal amount of the Company’s 9.00% Senior Notes due 2027 (the “Notes”). In addition, the Underwriting Agreement grants the Underwriters a 30-day option to purchase from the Company up to an additional $4,500,000 aggregate principal amount of the Notes. The Underwriting Agreement contains customary representations and warranties, agreements and obligations, and termination provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Senior Notes Offering

On October 3, 2023, the Company completed the previously announced offering of $30,000,000 in aggregate principal amount of the Notes. The Notes were sold pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333- 274511), which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 28, 2023 (the “Registration Statement”). The Notes were issued pursuant to the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of October 3, 2023, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The First Supplemental Indenture supplements the Indenture entered into by and between the Company and the Trustee, dated as of October 3, 2023 (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”).

The public offering price of the Notes was 100.0% of the principal amount. The Company received net proceeds after discounts, commissions, expenses and payment of the structuring fee, of approximately $28.3 million. The Company intends to use the net proceeds from the Offering for general corporate purposes, including funding future acquisitions and investments, repaying indebtedness, making capital expenditures and funding working capital.

The Notes bear interest at the rate of 9.00% per annum. Interest on the Notes is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2023, and at maturity. The Notes will mature on January 31, 2027.

The Company may redeem the Notes for cash in whole or in part at any time (i) on or after September 30, 2025 (the “First Call Date”) and prior to September 30, 2026, at a price equal to the sum of 102% of their principal amount, and (ii) on or after September 30, 2026 at a price equal to the sum of 100% of their principal amount, plus (in each case noted above) accrued and unpaid interest to, but excluding, the date of redemption. At any time prior to the First Call Date, the Company may, at its option, redeem the Notes for cash, in whole at any time or in part from time to time at a redemption price equal to (i) 100% of the principal amount of Notes redeemed, plus (ii) a Make-Whole Amount (as defined in the Indenture), plus (iii) accrued and unpaid interest, if any, to, but excluding, the date of redemption. On and after any redemption date, interest will cease to accrue on the redeemed Notes. Additionally, upon the occurrence of a Triggering Event (as defined in the Indenture), holders of the Notes will have the right to require the Company to make an offer to repurchase all or any portion of their Notes for cash at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Indenture also contains covenants, including those that limit the ability of the Company to make additional borrowings, to declare any cash dividend or distribution upon any class of its capital stock, or purchase any such capital stock, and to consolidate, merge or sell assets, subject to certain conditions and exceptions.

The Indenture also contains customary events of default and cure provisions. If certain events of default occur and are continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the Notes to be immediately due and payable.

The Notes are senior unsecured obligations of the Company and rank equal in right of payment with the Company’s existing and future senior unsecured indebtedness.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note. Copies of the Base Indenture, the First Supplemental Indenture and the form of Note are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.2.1, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Indenture and the Notes set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 28, 2023, between SWK Holdings Corporation and B. Riley Securities, Inc., as representative of the several underwriters named therein.

4.1	Indenture dated as of October 3, 2023, between SWK Holdings Corporation and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture dated as of October 3, 2023, between SWK Holdings Corporation and Wilmington Trust, National Association, as trustee.

4.2.1	Form of 9.00% Senior Notes due 2027 (included as Exhibit A to 4.2 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SWK Holdings Corporation

Dated: October 3, 2023	By:	/s/ Joe D. Staggs
Joe D. Staggs
President and Chief Executive Officer